As filed with the Securities and Exchange Commission   Registration No. 33 -
on June 3, 2002
____________________________________________________________________________
                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                   ________

                                   FORM S-8
                           REGISTRATION STATEMENT
                                     UNDER
                         THE SECURITIES ACT OF 1933
                        ____________________________








                     SYMBOL TECHNOLOGIES, INC.
           (Exact name of registrant as specified in its charter)

         Delaware                                        11-2308681_________
(State or other jurisdiction of              (I.R.S. Employer Identification
 incorporation or organization)                        Number)


                                One Symbol Plaza
                           Holtsville, New York 11742-1300
                                 (631) 738-2400__________
               (Address of registrant's principal executive offices)


2002 Directors' Stock Option Plan
and
1997 Employee Stock Purchase Plan
(Full title of the plan)


Dr. Jerome Swartz                                   Leonard H. Goldner, Esq.
Chairman of the Board and Chief                 Executive Vice President and
     Executive Officer                                      General Counsel
Symbol Technologies, Inc.                          Symbol Technologies, Inc.
One Symbol Plaza                                       One Symbol Plaza
Holtsville, New York  11742-1300            Holtsville, New York  11742-1300
(631) 738-2400                                         (631) 738-2400
____________________________________________________________________________
(Name and address of agents for service)






                                   -1-


                     CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________
                                                    Proposed
Title of Each                     Proposed          Maximum
Class of                          maximum           aggregate      Amount of
Securities to    Amount to be     offering price    offering       registration
Be registered    Registered*      per share**       price**        fee


Common Stock       1,000,000        $8.54         $8,540,000       $785.68
2002 Directors'
Stock Option Plan

Common Stock       3,000,000        $8.54         $25,620,000      $2,357.03
1997 Employee
Stock Purchase Plan




______________________________________________________________________________

                                                             TOTAL  $3,142.71





* In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "1933 Act"), this registration statement also covers an indeterminate number of shares of the Registrant's Common Stock as may be required to cover possible adjustments under the plans.

**    Estimated pursuant to Rule 457(c) of the 1933 Act solely for the purpose of calculation of the registration fee, on the basis of the average high and low prices of the Registrant's Common Stock as quoted on the New
York Stock Exchange on a date within five (5) days of filing hereof.





















                                  -2-


                                  PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be or have been sent or given to participants in the plans listed on the cover of the Registration Statement (the "Plans") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the 1933 Act. Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                                  PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

            The following documents filed with the Commission are incorporated herein by reference:

            (1) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 which is the Company's latest Annual Report on Form 10-K filed pursuant to Section 13(a) of 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") which contains certified financial statements for the Company's latest fiscal year for which a Form 10-K was required to have been filed.

            (2)  Registrant's Proxy Statement dated March 12, 2002.

            (3) Quarterly Report on Form 10Q for the quarterly period ending March 31, 2002, filed pursuant to the Exchange Act.

            (4) The description of the Company's Common Stock which is contained in a registration statement on Form 8-B dated November 23, 1987 filed under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such information.

            (5) Registrant's Annual Report on Form 11-K of Symbol Technologies, Inc. 1997 Employee Stock Purchase Plan for the year ended December 31, 2001.

            All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the time of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or so superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   -3-
Item 4.     Not applicable

Item 5.     Interests of Named Experts and Counsel

            Certain legal matters related to this offering have been passed upon for the Company by Leonard H. Goldner, Executive Vice President, General Counsel and Secretary of the Company. As of April 30, 2002, Mr. Goldner owned in the aggregate 291,318 shares of Common Stock and options to purchase an aggregate of 1,088,431 shares of Common Stock (including options to purchase 361,875 shares held by a trust of which Mr. Goldner is a Co-Trustee and a beneficiary). These figures also include 9,225 shares of Common Stock of the Company owned by Mr. Goldner's wife and options to purchase 253,123 shares of Common Stock owned by a trust of which Mr. Goldner's wife is the co-trustee and a beneficiary. Mr. Goldner disclaims beneficial ownership of any shares held by his wife or this trust.

Item 6.     Indemnification of Directors and Officers

            The indemnification of officers and directors of the Company is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"). Among other matters, the DGCL permits indemnification of a director, officer, employee or agent in civil, criminal, administrative or investigative actions, suits or proceedings (other than any action by or in the right of the corporation) to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. Indemnification in a suit by or in the right of the corporation is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, but no indemnification may be made in such suit to any person adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, such person is under all circumstances, fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Under the DGCL, to the extent that a director, officer, employee or agent is successful, on the merits or otherwise, in the defense of any action, suit or proceeding or any claim, issue or matter therein (whether or not the suit is brought by or in the right of the corporation), he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him. In all cases in which indemnification is permitted (unless ordered by a court), it may be made by the corporation only as authorized in the specific case upon a determination that the applicable standard of conduct has been met by the party to be indemnified. The determination must be made by a majority vote of a quorum consisting of the directors who were not parties to the action or, if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.
The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of a final disposition of a proceeding upon receipt of an undertaking, by or on behalf of the person to whom the

                                   -4-
advance will be made, to repay the advance if it shall ultimately be determined that he was not entitled to indemnification.

           The DGCL provides that indemnification and advances of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company's by-laws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law. Such by-law provisions are intended to be broader than the statutory indemnification provided in the DGCL. However, the extent to which such broader indemnification may be permissible under Delaware law has not been established.

           The DGCL also authorizes a corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured and the Company maintains such insurance.

           The Certificate of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as director except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

           The Company has agreements with all directors and executive officers pursuant to which they are indemnified to the maximum extent allowable by Delaware law.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.    Not Applicable

Item 8.    Exhibits

            4.1         2002 Directors' Stock Option Plan

            4.2         Form of 2002 Directors' Stock Option Agreement

            4.3         1997 Employee Stock Purchase Plan, as amended

            5(a)        Opinion and Consent of Leonard H. Goldner

            23.1        Consent of Deloitte & Touche LLP

            23.2        Consent of Leonard H. Goldner
                        (included in Exhibit 5(a))


                                   -5-
            24          Power of Attorney of Directors and certain officers
                           of the Company  (see page 8)

Item 9.     Undertakings

            (a)     The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 (section 239.13 of this chapter) or Form S-8 (section 239.16b of this chapter) and, the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities

                                   -6-
offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Jerome Swartz and Leonard H. Goldner, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf.

                                SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hamlet of Holtsville, State of New York, on this 31st day of May, 2002.

                                                SYMBOL TECHNOLOGIES, INC.



                                           By    /S/Jerome Swartz_________
                                                 Jerome Swartz
                                                 Chairman of the Board

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                         Title                         Date

                          Chairman of the Board,
                          Chief Executive Officer
/s/Jerome Swartz          and Director                        May 31, 2002
Jerome Swartz


/s/Raymond R. Martino      Director                           May 31, 2002
Raymond R. Martino


/s/Harvey P. Mallement     Director                           May 31, 2002
Harvey P. Mallement


/s/George Bugliarello      Director                           May 31, 2002
George Bugliarello


/s/Leo A. Guthart          Director                           May 31, 2002
Leo A. Guthart


/s/James Simons            Director                           May 31, 2002
James Simons


/s/Kenneth V. Jaeggi       Senior Vice President              May 31, 2002
Kenneth V. Jaeggi          Finance (Chief Financial Officer)


/s/Robert W. Korkuc        Vice President -
Robert W. Korkuc           Chief Accounting Officer           May 31, 2002

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549


                         __________________________________




                                       EXHIBITS

                                          TO

                                       FORM S-8






                                REGISTRATION STATEMENT

                                       UNDER

                              THE SECURITIES ACT OF 1933

                        ________________________________________




                              SYMBOL TECHNOLOGIES,INC.

                               EXHIBIT INDEX

                                                               Sequentially
                                                                 Numbered
Exhibit                                                             Page___

4.1 2002 Directors' Stock Option Plan (incorporated by reference to Appendix A to the Company's March 12, 2002 Proxy Statement)

4.2         Form of 2002 Directors' Stock Option Agreement             12

4.3         1997 Employee Stock Purchase Plan, as amended              17

5(A)        Opinion and Consent of Leonard H. Goldner                  27

23.1        Consent of Deloitte & Touche LLP                           30

23.2        Consent of Leonard H. Goldner
            (included in Exhibit 5(a))

24 Power of Attorney of Directors and certain officers of the Company (see page 8 of Form S-8)

                                EXHIBIT 4.2

                       SYMBOL TECHNOLOGIES, INC.
                   2002 DIRECTORS' STOCK OPTION PLAN

              NON-QUALIFIED STOCK OPTION AGREEMENT EVIDENCING
                  A GRANT OF A NON-QUALIFIED STOCK OPTION

                                   TO


                   ___________________________________
                             Name of Director


___________________________                               ___________
Number of Shares of Common                                Option Price
  Stock Subject to Option                                   Per Share




                       ___________________________
                             Date of Grant


1. Pursuant to the 2002 Directors' Stock Option Plan (hereinafter called the "Plan"), Symbol Technologies, Inc. (hereinafter called the "Company") hereby grants you, as of the date of grant specified above (hereinafter the "Date of Grant"), a non-qualified stock option to purchase the number of shares of common stock (par value $0.01 per share) of the Company specified above (which number of shares may be adjusted pursuant to Paragraph 6 below) at the price per share specified above, which is the fair market value per share of such shares (i.e., the closing price of a share of common stock of the Company on the New York Stock Exchange Composite Transactions Tape) on the Date of Grant.

2. The terms of the Plan are hereby incorporated by reference. In the case of any conflict between the provision hereof and those of the Plan, the provisions of the Plan shall be controlling. A copy of the Plan will be made available at your request.

3. Subject to the provisions of Paragraph 4 below, you may exercise this option as follows:

      (a) No part of this option may be exercised before the expiration of one year from the Date of Grant or after the expiration of ten years from the Date of Grant;

      (b) At any time or times after the first anniversary of the Date of Grant, you may exercise this option as follows:


                                   -13-
           ten percent (10%) of the total number of shares of common stock covered by this option shall become exercisable on the first anniversary of the date it is granted; fifteen percent (15%) of the total number of shares of common stock covered by this option shall become exercisable every six (6) months thereafter.

     This option is entirely separate and distinct in operation from any other option that you may hold or acquire under the Plan, so that any exercise of this option will have no effect upon the number of shares as to which, or the terms upon which, any other option under the Plan might otherwise be exercised. This option may not be exercised for a fraction of a share of common stock of the Company.

4. This option may not be exercised by you unless all of the following conditions are met:

      (a) Counsel for the Company must be satisfied at the time of exercise that the issuance of shares upon exercise will be in compliance with applicable federal, state, local and foreign securities laws, securities exchange and other applicable laws and requirements.

      (b) You must pay at the time of exercise the full purchase price for the shares being acquired hereunder and such amount as required by Paragraph 7 below, by (i) paying in United States dollars by cash or check, (ii) tendering shares of common stock of the Company owned by you for at least six (6) months which have an aggregate fair market value equal to the full purchase price for the shares being acquired (i.e., the closing price of a share of common stock of the Company on the New York Stock Exchange Composite Transactions Tape) on the date of exercise, or (iii) tendering a combination of United States dollars and shares of common stock of the Company as aforesaid; and

      (c) You must, at all times during the period beginning with the Date of Grant and ending on the date of such exercise, have been a Non-Employee Director, as that term is defined in the Plan, except that if you cease to be such a Non-Employee Director for reasons other than death while holding this option, and this option has not expired and has not been fully exercised, you may, at any time within ninety (90) days of the date of such cessation (but in no event after the expiration of ten
           (10) years from the Date of Grant), with due regard to the provisions of Paragraph 3 above, exercise this option with respect to any of the total number of shares covered hereby as to which you could have exercised this option on the date you ceased to be such a Non-Employee Director.

5.    (a)  Except as set forth in Paragraph 5(b) below, this option is not transferable by you otherwise than by will or the laws of descent and distribution and is exercisable during


                                  -14-
           your lifetime only by you. If, at the time of your death, this option has not been fully exercised, your executors, administrators, heirs or distributes, as the case may be, may, at any time within one (1) year after the date of your death (but in no event after the expiration of ten (10) years from the Date of Grant), with due regard to the provisions of Paragraph 3 above, exercise this option with respect to the number of shares as to which you could have exercised this option at the time of your death. The applicable requirements of Paragraph 4 above must be satisfied at the time of such exercise.

      (b) The Board of Directors of the Company (the "Board") may, in its discretion, authorize the transfer of all or a portion of any options granted hereunder on terms which permit the transfer by the optionee to (i) the spouse, children or grandchildren of the optionee (the "Immediate Family Members"); (ii) a trust or trusts for the exclusive benefit of the Immediate Family Members;
           or (iii) a partnership in which the Immediate Family Members and/or the optionee are the only partners, provided that (A) the optionee shall receive the approval of the Board prior to such transfer, and such transfer must be limited the to the person or entities listed in this sub-paragraph 5(b); and (B) subsequent transfers of such transferred options shall be prohibited except in accordance with this Paragraph 5. Following any such transfer, such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, provided that for purposes of this plan, the term optionee shall be deemed to refer to the transferor. In the event of the termination of the employment of the transferor, the provisions provided herein shall continue to be applicable to the options and shall limit the ability of the transferee to exercise any such transferred options to the same extent they would have limited the optionee.

6. In the event that the outstanding common stock of the Company shall be changed by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event occurring after the Date of Grant and prior to its exercise in full, the number and kind of shares for which this option may then be exercised and the option price per share shall be proportionately and appropriately adjusted automatically so as to reflect such change.

7. It shall be a condition to the obligation of the Company to issue shares of common stock of the Company upon exercise of this option that you (or any beneficiary or person entitled to act under Paragraph 5 above):

      (a) Pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes incurred by


                                  -15-
           reason of the exercise of the option or the transfer of shares thereupon;

      (b) Execute such forms as the Board shall prescribe for the purpose of evidencing the exercise of the option in whole or in part, as the case may be; and

      (c) Provide the Company with any forms, documents or other information reasonably required by the Company in connection with the grant and/or exercise.

     If the foregoing requirements of this Paragraph 7 are not satisfied, the Company may refuse to issue shares of common stock upon exercise of the option and all rights hereunder shall become null and void.

8. This Agreement shall be governed and construed in accordance with the substantive law, but not the choice of law rules, of the State of New York. The Board shall, subject to the provisions of the Plan, have the power to construe the Plan and this Agreement and to determine all questions arising thereunder or hereunder. Any decision of the Board shall be final and conclusive.

      Please confirm your acceptance of this grant by exercising the attached copy of this Agreement and returning it to Leonard H. Goldner, Executive Vice President, General Counsel and Secretary of the Company, One Symbol Plaza, Holtsville, New York 11742-1300. Such action will constitute your agreement to abide by all of the provisions of the grant and the Plan specified herein and thereunder.


SYMBOL TECHNOLOGIES, INC.


By: ___________________________           __________________________
                                          Director























                                  -16-



















                                EXHIBIT 4.3






































                                   -17-
                     SYMBOL TECHNOLOGIES, INC.
          1997 EMPLOYEE STOCK PURCHASE PLAN as of May 6, 2002

Article 1 - Purpose.

          This 1997 Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by all eligible employees of Symbol Technologies, Inc. (the "Company"), a Delaware corporation, and its participating subsidiaries (as defined in Article 18) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

Article 2 - Administration of the Plan.

          The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

          The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

          In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors.

Article 3 - Eligible Employees.

          No option may be granted to any person serving as a member of the Committee at the time of grant. Subject to the foregoing limitation, all employees of the Company or any of its participating subsidiaries who have completed more than 90 days of employment with the Company or any of its participating subsidiaries on or before the first day of any Payment Period (as defined in Article 5) and whose customary employment is not less than twenty hours per week and more than five months in any calendar year shall be eligible to receive options under the Plan to purchase common stock of the Company, par value $.01 per share ("Common Stock"). All eligible employees shall have the same rights and privileges


                                  -18-
hereunder.  Persons who elect to enter the Plan in accordance with
Article 7 and who are eligible employees on the first business day of any Payment Period shall receive their options as of such day. Persons who elect to enter the Plan in accordance with Article 7 and who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first business day of the next succeeding Payment Period. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporations" are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

Article 4 - Stock Subject to the Plan.

          The stock subject to the options under the Plan shall be authorized but unissued Common Stock or treasury shares or shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 4,898,438, subject to adjustment as provided in Article 13. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

Article 5 - Payment Period and Stock Options.

          For the duration of the Plan, the Payment Period shall be defined as either (i) the six-month period commencing on the first day of January and ending on the last day of June of each calendar year, or (ii) the six-month period commencing on the first day of July and ending on the last day of December of each calendar year. Notwithstanding the foregoing, the first Payment Period during which payroll deductions will be accumulated under the Plan shall commence on July 1, 1997 and shall end on December 31, 1997.

          On the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 2,500 shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant's accumulated payroll deductions on the last day of such Payment Period. If the participant's accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 2,500 shares except for the 2,500 share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 2,500 shares shall be promptly refunded to the participant by the Company, without interest (unless required by law). The Option Price per share for each Payment Period shall be the lesser of (i) 85% of the fair market value of the Common Stock on the first business day of the Payment Period or (ii) 85% of the fair market


                                   -19-
value of the Common Stock on the last business day of the Payment Period, in either event rounded up to the nearest cent. The foregoing limitation on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 13.

          For purposes of the Plan, the term "fair market value" on any date means (i) the closing price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock by NASDAQ, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported by NASDAQ; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

          For purposes of the Plan, the term "business day" means a day on which there is trading on the aforementioned national securities exchange or NASDAQ, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in New York.

          Notwithstanding any other provision herein, no employee shall be granted an option which permits the employee's right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant's accumulated payroll deductions on the last day of the Payment Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) $25,000 limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest (unless required by law).

Article 6 - Exercise of Option.

          Each eligible employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of shares of Common Stock reserved for the purpose of the Plan as the participant's accumulated payroll deductions on such date will pay for at the Option Price, subject to the 2,500 share limit of the option and the Section 423(b)(8) $25,000 limitation described in Article 5. If the individual is not a participant on the last day of a Payment Period, then he or she shall not be entitled to exercise his or her option and the sum of accumulated payroll deductions for the Payment Period shall be promptly refunded to the participant, without interest (unless required by law).


                                  -20-
Article 7 - Authorization for Entering the Plan.

          An employee may elect to enter the Plan by filling out, signing and delivering to the Company's Payroll Department an authorization in the form and manner satisfactory to the Company:

             A) Stating the whole percentage to be deducted from the employee's pay;
             B) Authorizing the purchase of Common Stock for the employee in each Payment Period in accordance with the terms of the Plan; and
             C) Specifying the exact name or names in which Common Stock purchased for the employee is to be issued as provided under Article 12 hereof.

          Such authorization must be received by the Company at least thirty days before the first day of the next Payment Period.

          Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

          The Company will accumulate and hold for each participant's account the amounts deducted from his or her pay. No interest will be paid on these amounts (unless required by law). For purposes of the Plan, "pay" shall be defined as the employee's base salary. Bonuses, commissions, overtime, shift differential or other sources of income shall not be considered as "pay" for the purposes of the Plan.

Article 8 - Maximum Amount of Payroll Deductions.

          An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than two percent (2%) but not more than ten percent (10%) of the employee's base salary.

Article 9 - Change in Payroll Deductions.

          Deductions may not be increased during a Payment Period. Deductions may be decreased during a Payment Period, provided that an employee may not decrease his deductions more often than once during any Payment Period.

Article 10 - Withdrawal from the Plan.

          A participant may withdraw from the Plan (in whole but not in part) at any time prior to the last day of a Payment Period by delivering a withdrawal notice to the Company. Upon receipt of such withdrawal notice, the amount of the accumulated payroll deductions for the Payment Period shall be promptly refunded to the participant by the Company, without interest (unless required by law).

          To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least thirty days before the first day of the next Payment Period in which he or she wishes to participate. The employee's re-entry into the Plan becomes effective at the beginning of


                                    -21-
such Payment Period, provided that he or she is an eligible employee on the first business day of the Payment Period.

Article 11 - Establishment of Brokerage Account.

          By enrolling in the Plan, each participating employee will be deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm to be approved by the Committee.

Article 12 - Issuance of Common Stock; Fractional Shares.

          Common Stock purchased under the Plan will be held in an account in the name of the employee, or if such employee's authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, unless prohibited by state law. Certificates will be issued, at the employee's request, only for whole numbers of shares. Fractional interests in shares will be carried forward in an employee's account until such time as they equal one full share, or until the termination of an employee's brokerage account, whereupon an amount equal to the value of such fractional interest shall be paid in cash to the employee.

Article 13 - Adjustments.

          Upon the happening of any of the following described events, a participant's rights under options granted under the Plan shall be adjusted as hereinafter provided:

            A) In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

            B) In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to options hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu

                                  -22-
                of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

          Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a "modification" (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

          If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate each participant's options in exchange for a cash payment equal to the excess of the fair market value on the date of the Acquisition of the number of shares of Common Stock that the participant's accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the 2,500 share limit and Code Section 423(b)(8) limitations on the amount of stock a participant would be entitled to purchase over the aggregate option price to such participant thereof.

          The Committee or Successor Board shall determine the adjustments to be made under this Article 13, and its determination shall be conclusive.


Article 14 - No Transfer or Assignment of Employee's Rights.

          An option granted under the Plan may not be transferred or assigned, otherwise than by will or by the laws of descent and distribution. Any option granted under the Plan may be exercised, during the participant's lifetime, only by the participant.




                                   -23-
Article 15 - Termination of Employee's Rights.

          Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest (unless required by law), the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or, if such leave is longer than 90 days, for so long as the participant's right to re-employment is guaranteed either by statute or by written contract.



Article 16 - Termination and Amendments to Plan.

          The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest (unless required by law).

          The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the shareholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Code
Section 423(b) and the regulations thereunder, or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

Article 17 - Limits on Sale of Stock Purchased under the Plan.

          The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs beyond this requirement, provided however that all shares acquired herein must be retained by the employee for at least one Payment Period following the exercise of options granted hereunder. Thereafter, an employee may sell common stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under
Article 22 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY AND ALL MARKET FLUCTUATIONS IN THE PRICE OF THE COMMON STOCK.





                                  -24-
Article 18 - Participating Subsidiaries.

          The term "participating subsidiary" shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, that is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the shareholders.

Article 19 - Optionees Not Shareholders.

          Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a shareholder of the shares covered by an option until such shares have been actually purchased by the employee.

Article 20 - Application of Funds.

          Any proceeds which may be received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

Article 21 - Notice to Company of Disqualifying Disposition.

          By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

Article 22 - Withholding of Additional Income Taxes.

          By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant's compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant's compensation, when amounts are added to the participant's account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation


                                   -25-
otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant's accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

Article 23 - Governmental Regulations.

          The Company's obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

          Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

Article 24 - Governing Law.

          The validity and construction of the Plan shall be governed by the laws of the state of New York, without giving effect to the principles of conflicts of law thereof.

Article 25 - Approval of Board of Directors and Stockholders of the
Company.

          The Plan was adopted by the Board of Directors on February 10, 1997 and on such date the Board of Directors resolved that the Plan was to be submitted to the shareholders of the Company for approval at the next meeting of shareholders.
















                                  -26-

















                                   EXHIBIT 5(A)






































                                  -27-
















                                                 May 31, 2002





Symbol Technologies, Inc.
One Symbol Plaza
Holtsville, New York  11742-1300

Dear Sirs:

     Symbol Technologies, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended on Form S-8 (the "Registration Statement") which relates to an aggregate of 1,000,000 shares, of the Company's common stock, par value $.01 per share, that are being offered pursuant to the Company's 2002 Directors' Stock Option Plan (the "2002 Plan") and 3,000,000 shares of the Company's common stock, par value $.01 per share, that are being offered pursuant to the Company's 1997 Employee Stock Purchase Plan, as amended (the "1997 Plan") The shares being offered pursuant to the 2002 and 1997 Plans are hereinafter collectively referred to as the "Shares". This opinion is an exhibit to the Registration Statement.

     I am Executive Vice President, General Counsel and Secretary of the Company. I have acted as counsel to the Company and in such capacity have participated in various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Shares referred to above as contemplated by the Registration Statement. I have taken part in the preparation or examined copies (in each case signed, certified or otherwise proven to my satisfaction) of the Company's Certificate of Incorporation, its By-Laws as presently in effect, minutes and other instruments evidencing actions taken by its directors and shareholders, the Registration Statement and exhibits thereto and such other documents and instruments relating to the Company and the proposed offering as I have deemed necessary under the circumstances. Insofar as this opinion relates to securities to be issued in the future, I have assumed that all applicable laws, rules and regulations in effect at that time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.



                                  -28-
Symbol Technologies, Inc.
May 31, 2002
Page -2-






     I note that I am a member of the Bar of the State of New York and that I am not admitted to the Bar of the State of Delaware. To the extent that the opinion expressed herein involves the law of Delaware, my opinion is based solely upon my reading of the Delaware General Corporation Law and my review of the Company's certified Certificate of Incorporation.

     In connection with my rendering of this opinion, I wish to note that, as of April 30, 2002, I own in the aggregate 291,318 shares of the common stock of the Company and options to purchase an aggregate of 1,088,431 shares of common stock, (including options to purchase 361,875 shares held by a trust of which I am a co-trustee and a beneficiary). Also included in these figures are 9,225 shares of common stock of the Company owned by my wife and options to purchase 253,123 shares of common stock owned by a trust of which my wife is the co-trustee and a beneficiary. I disclaim beneficial ownership of any shares held by my wife or this trust.

     Subject to and based on the foregoing, it is my opinion that:

     1. The Company has been duly incorporated under the laws of the State of Delaware and has an authorized capital stock consisting of 600,000,000 shares of Common Stock, par value
$.01 per share and 10,000,000 shares of Preferred Stock, par value $1.00 per share.

     2. Subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, Shares issued upon the valid exercise of options issued pursuant to the 2002 Plan and the 1997 Plan will be duly authorized, legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

 Very truly yours,


                                     /s/ Leonard H. Goldner
                                     Leonard H. Goldner
                                     Executive Vice President
                                     and General Counsel

                            EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Symbol Technologies, Inc. on Form S-8 of our reports dated February 13, 2002 and March 8, 2002, appearing in the Annual Report on Form 10-K of Symbol Technologies, Inc. for the year ended December 31, 2001 and in the Annual Report on Form 11-K of Symbol Technologies, Inc. 1997 Employee Stock Purchase Plan for the year ended December 31, 2001, respectively.









/s/Deloitte & Touche LLP
Deloitte & Touche LLP
New York, New York
June 3, 2002

                                EXHIBIT 23.2
                         (Included in Exhibit 5(a))

                                  EXHIBIT 24
                             (See Page 8 of Form S-8)
regist\s8plan.doc